                                                                     EXHIBIT 4.2

     364-DAY REVOLVING CREDIT AGREEMENT, dated as of June 3, 1999, among York International Corporation, a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties to this Agreement (the "Banks") and Canadian Imperial Bank of Commerce, acting through its New York Agency ("CIBC-NYA"), as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent").

     The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Acquisition": the acquisition by the Company of Sabroe, upon the terms and conditions contemplated by the Acquisition Agreement.

          "Acquisition Agreement": the Share Sale and Purchase Agreement, dated March 27, 1999, among the Company, J. Lauritzen Holding A/S, a public limited company incorporated under the laws of Denmark and EQT Scandinavia Ltd., a public limited company incorporated under the laws of Guernsey, acting as the investment manager for certain investors.

          "Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Aggregate Outstanding Extensions of Credit": as to any Bank at any time, an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of all Loans then outstanding.

          "Agreement": this 364-Day Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Alternate Base Rate": on any particular date, a rate of interest per annum equal to the higher of:

          (a) the rate of interest publicly announced by CIBC as its prime rate in effect at its principal office in New York City (the "Prime Rate"); and

          (b)  the applicable Federal Funds Rate for such date plus  1/2 of 1%.

     The Alternate Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

          "Alternate Base Rate Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

          "Applicable Margin": for each Alternate Base Rate Loan and Eurodollar Loan, the applicable rate per annum set forth on the Pricing Grid based upon the Senior Debt Rating in effect from time to time.

          "Available Commitment": as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank's Commitment over (b) such Bank's Aggregate Outstanding Extensions of Credit.

          "Banks": the banks and other financial institutions from time to time listed in Schedule I, provided that, unless the context otherwise requires,
                           --------
     each reference herein to the Banks shall include any SPC.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Company requests the Banks to make Loans hereunder.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in
               --------
     connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than one year from the date of acquisition of any Bank or of any domestic commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000, (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 270 days after the date of acquisition.

          "CIBC": Canadian Imperial Bank of Commerce, a Canadian chartered bank, or one or more of its affiliates in its or their respective capacities, as the case may be, as a Bank or Banks hereunder.

          "Code": the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

          "Commitment": as to any Bank, the obligation of such Bank to make Loans to the Company hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I, as such amount may be reduced from time to time pursuant to subsection 3.2.

          "Commitment Percentage": as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitment.

          "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of
     Section 4001(a)(14) of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or
     (c) of the Code.

          "Conduit Financing Arrangement":  as defined in subsection 3.12(c).

          "Consolidated EBIT": for any period, Consolidated Net Income for such period (excluding, however, (a) any gains from the sale or other disposition of assets (other than sales of inventory in the ordinary course of business), (b) the effect of non-recurring restructuring charges in an amount not to exceed $50,000,000 incurred prior to December 31, 1999 in connection with the Acquisition and the integration of the operations of Sabroe with those of the Company and its Subsidiaries, and (c) any other extraordinary or non-recurring gains), before deduction for income taxes and Consolidated Interest Expense, determined in accordance with GAAP.

          "Consolidated Interest Expense": for any period, the aggregate interest expense of the Company and its Subsidiaries for such period, as determined in accordance with GAAP.

          "Consolidated Net Income": for any period, the consolidated net income (or deficit) of the Company and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP.

          "Consolidated Net Worth": at any particular date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such date.

          "Continuing Directors": directors of the Company on the Effective Date and each other director, if such other director's nomination for election to the board of directors of the Company is recommended by a majority of the then Continuing Directors.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary":  any Subsidiary other than a Foreign
     Subsidiary.

          "Effective Date": the date upon which the conditions precedent set forth in subsection 5.1 shall be satisfied and this Agreement shall become effective.

          "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the rules and regulations promulgated thereunder.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen ISDA Page as of 11:00 A.M.,

     London time, two Business Days prior to the beginning of such Interest Period. If such rate does not appear on the Reuters Screen ISDA Page (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/100th of 1%):


                 Eurodollar Base Rate
               _____________________________

            1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Facility Fee":  as defined in subsection 3.1(a).

          "Federal Funds Rate": for any particular date, an interest rate per annum equal to the interest rate (rounded upward, if necessary, to the nearest 1/100th of 1%) offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 A.M., New York City time, on such day (or, if such day is not a Business Day, for the next preceding Business Day).

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Foreign Subsidiary": any Subsidiary organized and operating under the laws of a jurisdiction other than the United States of America or any political subdivision thereof.

          "Funded Debt": all Indebtedness of the Company and its Subsidiaries and all Guarantee Obligations of the Company and its Subsidiaries in respect of Indebtedness of

     Persons other than the Company and its Subsidiaries, provided that, for purposes of subsection 7.1(b), Funded Debt shall not include letters of credit with a face amount not exceeding $35,000,000 in the aggregate, appropriate reserves for which have been provided in the books and records of the Company.

          "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 4.1, disregarding changes in such principles after December 31, 1991.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Granting Bank":  as defined in subsection 10.6(h).

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined in accordance with GAAP.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
     (d) the portion of the cash purchase price related to the purchase of accounts receivable from such Person (including, without limitation, in the case of the Company, the cash proceeds received from time to time from the sale of the Company's accounts receivable) that shall not have been recovered by the purchaser thereof excluding up to $75,000,000 of receivables owing by foreign obligors that are sold by the Company and its Subsidiaries and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (the amount of such liabilities referred to in this clause (e) being deemed to be in an amount equal to the lesser of the amount secured by such Lien and the fair market value of the assets subject to such Lien (as determined in good faith by the Company)).

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing), provided, however, that no transfer of assets that is treated as a sale in accordance with GAAP shall be deemed to constitute a Lien for purposes of the Agreement.

          "Loan Documents":  collectively, this Agreement and the Notes.

          "Loans":  as defined in subsection 2.1.

          "Material Adverse Effect": a material adverse effect on (a) the Acquisition, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (c) the ability of the Company to perform its obligations under this Agreement, any of the Notes or any of the other Loan Documents, or (d) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

          "Material Environmental Amount": an amount payable by the Company and/or any of its Subsidiaries in excess of $25,000,000, in the case of remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties, or any combination thereof.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

          "Moody's":  Moody's Investors Service, Inc.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Note":  as defined in Section 2.3.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Participant":  as defined in subsection 10.6(b).

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pricing Grid":  the Pricing Grid attached hereto as Annex A.

          "Properties": collectively, all facilities and properties owned or leased by the Company or any of its Subsidiaries.

          "Purchasing Banks":  as defined in subsection 10.6(c).

          "Register":  as defined in subsection 10.6(e).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .25, .27 or .28 of PBGC Reg. (S) 4043.

          "Required Banks": at any time, Banks the Commitment Percentages of which aggregate at least 51%, provided, however, that after the Commitments shall have terminated or expired such term shall mean Banks which are the holders of at least 51% of the aggregate then outstanding principal amount of Loans.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": each of the chief executive officer and the president of the Company or, with respect to financial matters, each of the chief financial officer and the treasurer of the Company.

          "Sabroe": Sabroe Refrigeration A/S, a public limited company incorporated under the laws of Denmark.

          "S&P":  Standard & Poor's Rating Group.

          "Senior Debt Rating": the Company's senior unsecured long term debt rating as determined from time to time by S&P and Moody's.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SPC": as defined in subsection 10.6(h).

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Termination Date":  June 1, 2000.

          "Total Capital": at any time, the sum of Funded Debt plus Consolidated Net Worth.

          "Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

          "Transferee":  as defined in subsection 10.6(f).

          "Type": as to any Alternate Base Rate Loan or Eurodollar Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan, as the case may be.

          "Voting Stock": as to any Subsidiary, shares of stock or other ownership interests of which having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) in any election of the board of directors or other managers of such Subsidiary.

          "Year 2000 problem": the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to, on and after December 31, 1999.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                 SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.

          2.1  Commitments. (a) Subject to the terms and conditions hereof, each
               ------------
Bank severally agrees to make revolving credit loans ("Loans") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Bank's Commitment then in effect. During the Commitment Period the Company may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections
2.2 and 3.4, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          (c) The Company shall repay all outstanding Loans on the Termination Date.

          2.2  Procedure for Borrowing.  The Company may borrow under the
               -----------------------
Commitments during the Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice in accordance with subsection 10.2 (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if the requested Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, if the requested Loans are to be initially Alternate Base Rate Loans), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Eurodollar Loans and the length of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof (or, if the aggregate then Available Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent causing there to be wire transferred to such account of the Company as the Company shall have designated to the Administrative Agent the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

          2.3  Notes.  The Company agrees that, upon request to the
               -----
Administrative Agent by any Bank, the Company will execute and deliver to such Bank a promissory note of the Company evidencing the Loans of such Bank, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").


              SECTION 3.  GENERAL PROVISIONS APPLICABLE TO LOANS.

          3.1  Facility, Utilization and Administrative Agent's Fees'.  (a)  The
               ------------------------------------------------------
Company agrees to pay to the Administrative Agent for the account of each Bank a fee (the "Facility Fee") based upon the average daily amount of the Commitment of such Bank (whether or not used) at a rate per annum determined in accordance with the Pricing Grid based upon the Senior Debt Rating in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the

Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Company agrees to pay to the Administrative Agent for the account of each Bank a fee (the "Utilization Fee") based upon the average daily amount of the outstanding Loans at a rate per annum determined in accordance with the Pricing Grid based upon the Senior Debt Rating in effect from time to time, when and for as long as the aggregate outstanding principal amount of the Loans exceeds 33% of the aggregate amount of the Commitments. The Utilization Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (c) Changes (whether increases or decreases thereof) in the rate for Facility Fees and Utilization Fees based upon a change in the Senior Debt Rating shall take effect on the first Business Day following the date of any such change in the Senior Debt Rating.

          (d) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Company and the Administrative Agent.

          3.2  Termination or Reduction of Commitments.  The Company shall have
               ---------------------------------------
the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently on a pro rata basis the Commitments then in effect.

          3.3  Optional Prepayments.  The Company may at any time and from time
               --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon
(i) at least one Business Day's irrevocable notice to the Administrative Agent, in the case of Alternate Base Rate Loans or (ii) at least three Business Days' irrevocable notice to the Administrative Agent, otherwise, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and, in the case of prepayments of Eurodollar Loans, any amounts payable in connection therewith pursuant to subsection 3.13. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

          3.4  Conversion and Continuation Options. (a)  The Company may elect
               -----------------------------------
from time to time to convert Eurodollar Loans, in whole or in part, to Alternate Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion may only be made on the last day of an Interest

Period with respect thereto. The Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans or Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks, as the case may be, have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 3.5 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Any Eurodollar Loans may be continued, in whole or in part, as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such
(i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks, as the case may be, have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 3.5 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

          3.5  Minimum Amounts of Tranches.  All borrowings, conversions and
               ---------------------------
continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof.

          3.6  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Eurodollar Loans.

          (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans.

          (c) If all or a portion of the principal amount of any Loan or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or any fees or other amounts payable under this Agreement are not paid when due, such overdue amount shall bear interest from the date of such non-payment until such amount is paid in full (as well after as before judgment) at a rate per annum equal to (i) in the case of overdue principal amounts, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (ii) in the case of overdue interest, fees or other amounts, the rate that would otherwise be applicable to Alternate Base Rate Loans plus 2%.

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand.

          3.7  Computation of Interest and Fees.  (a) Interest on Alternate Base
               --------------------------------
Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans, interest on Alternate Base Rate Loans the rate of interest on which is calculated on the basis of the Federal Funds Rate, Facility Fees and Utilization Fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate or the Eurocurrency Reserve Requirements becomes effective. Changes (whether increases or decreases thereof) in the Applicable Margin based upon a change in the Senior Debt Rating shall take effect on the first Business Day following the date of any such change in the Senior Debt Rating. The Administrative Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.6(a), (b) or (c).

          3.8  Inability to Determine Interest Rate.  In the event that prior to
               ------------------------------------
the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the affected Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Alternate Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans, and

(z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

          3.9  Pro Rata Treatment and Payments.  (a)  All payments (including
               -------------------------------
prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, subject to the provisions of subsection 3.9(d), for the account of the Banks, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks entitled to receive the same promptly upon receipt in like funds as received.
If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date for Loans that such Bank will not make the amount that would constitute its share of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate during such period, times (ii) the amount of such Bank's share of such borrowing, times
(iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank's share of such borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Company.

          (c) Each borrowing by the Company of Loans shall be made ratably from the Banks in accordance with their respective Commitments, and any reduction of the Commitments shall be made pro rata among the Banks according to their respective Commitments.

          (d) Whenever any payment received by the Administrative Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the

Administrative Agent and the Banks under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of fees and expenses due and
                              -----
payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5,
------
ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable under
                        -----
subsections 3.1(a) and (b) ratably among the Banks in accordance with their respective Commitments; fourth, to the payment of interest then due and payable
                        ------
on the Loans, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; and fifth, to the payment of the principal
                                     -----
amount of the Loans which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.

          3.10  Illegality.  Notwithstanding any other provision herein, if any
                ----------
change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of any such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 3.13.

          3.11  Requirements of Law.  (a)  In the event that the adoption of or
                -------------------
any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

           (i) shall subject such Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to any such Bank in respect thereof (except for taxes covered by subsection 3.12 and changes in the rate of tax on the overall net income of such Bank);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. Each Bank also agrees to use its best efforts to notify the Company of any event that could reasonably be expected to result in a claim for additional amounts pursuant to this subsection, provided that the failure to give any such notice shall not in any way have any adverse effect upon the rights of such Bank under this subsection. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error.

          (b) In the event that any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) The covenants set forth in this subsection shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder.

          3.12  Taxes.  (a)  All payments made by the Company under this
                -----
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority or any political subdivision or taxing authority thereof or therein imposing such tax and the Administrative Agent or such Bank (excluding a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholding being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure.

          (b) Each Bank (or Transferee) that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank (or Transferee) also agrees to deliver to the Company and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank (or Transferee) from duly completing and delivering any such form with respect to it and such Bank (or Transferee) so advises the Company and the Administrative Agent. Such Bank (or Transferee) shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

          (c) Notwithstanding anything to the contrary in this subsection 3.12, if the Internal Revenue Service determines that a Bank is a conduit entity knowingly participating in a conduit financing arrangement as defined in Section 7701(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder and the Company was not a participant in such arrangement (other than as a borrower under this Agreement) (a "Conduit Financing Arrangement"), then any taxes that the Company is required to withhold from payments to such Bank by virtue of such Conduit Financing Arrangement shall be excluded from the definition of "Taxes". Each Bank represents that it is not knowingly participating in a Conduit Financing Arrangement.

          (d) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          3.13  Indemnity.  The Company agrees to indemnify each Bank and to
                ---------
hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.


                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Banks to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Bank that:

          4.1  Financial Condition.  (a)  The unaudited pro forma capitalization
               -------------------                      --- -----
table of the Company and its consolidated Subsidiaries as at December 31, 1998 attached as Schedule II hereto has been prepared giving effect (as if such events had occurred on such date) to the Acquisition and the financing necessary to consummate the Acquisition and presents accurately and fairly on a pro forma
                                                                      --- -----
basis the estimated capitalization of the Company and its consolidated Subsidiaries as at December 31, 1998, assuming that the Acquisition had actually occurred at such date.

          (b) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1998 and the related consolidated statements of income, of shareholders' equity and of cash flows for the fiscal year ended on such date, including the notes thereto, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated condensed balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1999 and the related unaudited consolidated condensed statements of income, of shareholders' equity and of cash flows for the three-month period ended on such date, including the notes thereto, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee Obligation in an amount in excess of $5,000,000 or any material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from March 31, 1999 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition (other than the Acquisition) of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at March 31, 1999.

          4.2  No Change.  Since March 31, 1999 there has been no development or
               ---------
event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law.  Each of the Company
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
Company has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes. Each Loan Document executed and delivered on the date hereof has been duly executed and delivered on behalf of the Company. This Agreement and each Loan Document executed and delivered on the date hereof constitute, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof hereunder will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.6  No Material Litigation.  No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes or any of the transactions contemplated hereby, or (b) which could reasonably be expected to
(i) result in an uninsured loss to the Company and/or its Subsidiaries in an aggregate amount equal to or greater than $10,000,000 or (ii) have a material adverse effect upon (x) the ability of the Company to perform its obligations under this Agreement or any of the Notes or (y) the validity or enforceability of this Agreement or any of the Notes or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

          4.7  No Default.  Neither the Company nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations where such default could reasonably be expected to (i) result in a liability to the Company and/or its Subsidiaries in an aggregate amount equal to or greater than $5,000,000 or (ii) have a material adverse effect upon (x) the ability of the Company to perform its obligations under this Agreement or any of the Notes or
(y) the validity or enforceability of this Agreement or any of the Notes or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens.  Each of the Company and its
               ----------------------------
Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

          4.9  Intellectual Property.  The Company and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10 No Burdensome Restrictions.  No Requirement of Law or
               --------------------------
Contractual Obligation of the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.11 Taxes.  Each of the Company and its Subsidiaries has filed or
               -----
caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.12  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Bank or the Administrative Agent, the Company will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          4.13  ERISA.  No Reportable Event has occurred during the five-year
                -----
period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $10,000,000. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA in excess of $10,000,000 if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14  Investment Company Act; Other Regulations.  The Company is not
                -----------------------------------------
an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

          4.15  Subsidiaries.  Schedule III sets forth a true and complete list
                ------------
of all Subsidiaries of the Company at the date hereof.

          4.16  Purpose of Loans.  The proceeds of the Loans shall be used for
                ----------------
general corporate purposes, including to finance the Acquisition (or to refinance other indebtedness incurred for such purpose) and to pay related fees and expenses.

          4.17  Environmental Matters.
                ---------------------

               (a) The Properties do not contain, and have not previously contained, any Materials of Environmental Concern under circumstances or in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably give rise to liability under, Environmental Laws except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

               (b) The Properties and all operations at the Properties have been and continue to be in compliance, in all material respects with all Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

               (c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened except, in either case, insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

               (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably give rise to liability under, any Environmental Laws except, in either case, insofar as any such violation or liability referred to above, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

               (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

               (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company in connection with the Properties, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to above, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          4.18 Year 2000 Matters.  On the basis of a comprehensive review and
               -----------------
assessment of the Company's and its Subsidiaries' systems and equipment and inquiry made of the Company's and its Subsidiaries' material suppliers, vendors and customers, the Company reasonably believes that the Year 2000 problem, including costs of remediation, will not result in a Material Adverse Effect. The Company and its Subsidiaries have developed and are developing feasible contingency plans which the Company believes in good faith to be adequate to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers.

                       SECTION 5.  CONDITIONS PRECEDENT

          5.1  Conditions to Effectiveness.   The effectiveness of this
               ---------------------------
Agreement is subject to the satisfaction, on or prior to July 15, 1999, of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank and (ii) for the account of each Bank which shall have delivered to the Administrative Agent a request therefor, a Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company.

          (b)  Repricing of Existing Credit Agreement.  The adjustment in the
               --------------------------------------
     pricing of the Amended and Restated Credit Agreement dated as of July 21, 1995 and amended as of May 28, 1997, to which the Company is a party, to pricing substantially similar to that contemplated by the Pricing Grid shall have occurred, or the Administrative Agent shall be reasonably satisfied that such adjustment shall occur concurrently with the effectiveness of this Agreement.

          (c)  Corporate Proceedings of the Company.  The Administrative Agent
               ------------------------------------
     shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the Notes and
     (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

          (d)  Incumbency Certificate.  The Administrative Agent shall have
               ----------------------
     received, with an executed counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of the Company, dated the Effective Date, as to the incumbency and signatures of the officers thereof executing this Agreement and the Notes, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (e)  Corporate Documents.  The Administrative Agent shall have
              -------------------
     received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

          (f) Legal Opinions.  The Administrative Agent shall have received,
              --------------
     with a counterpart for each Bank, the following executed legal opinions:

                    (i) the executed legal opinion of Miles & Stockbridge P.C., counsel to the Company, substantially in the form of Exhibit B-1;

                    (ii) the executed legal opinion of Jane G. Davis, Esq., General Counsel of the Company, substantially in the form of Exhibit B-2; and

                    (iii) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Administrative Agent, substantially in the form of Exhibit B-3.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Bank to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Company in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default  shall have occurred
               ----------
     and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date such borrowing is made that the conditions contained in this subsection 5.2 have been satisfied.


                       SECTION 6.  AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Loan or other amount is owing to any Bank or the Administrative Agent hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to each Bank:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, of shareholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated condensed balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated condensed statements of income and of shareholders' equity of the Company and its consolidated Subsidiaries for such quarter and unaudited consolidated condensed statements of income, of shareholders' equity and of cash flows of the Company and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to each Bank:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate; such certificate shall be accompanied by a certificate, substantially in the form of Exhibit C, setting forth in reasonable detail the calculations showing compliance by the Company with the provisions of subsection 7.1;

          (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the Notes to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; such certificate shall be accompanied by a certificate, substantially in the form of Exhibit C, setting forth in reasonable detail the calculations showing compliance by the Company with the provisions of subsection 7.1;

          (c) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (d) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or (ii) where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

          6.4  Conduct of Business and Maintenance of Existence.  Continue to
               ------------------------------------------------
engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.4; and comply with all Contractual Obligations and Requirements of Law except (i) in the case of Requirements of Law and Contractual Obligations other than those relating to Indebtedness and Guarantee Obligations, to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect and (ii) in the case of Contractual Obligations relating to any Indebtedness or Guarantee Obligation, to the extent that the failure to comply therewith would not result in an Event of Default under subsection 8(e).

          6.5  Maintenance of Property; Insurance.  Keep all property useful and
               ----------------------------------
necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried.

          6.6  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

          6.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Bank of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $20,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) a development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          6.8 Environmental Laws.
              ------------------

          (a Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

          (b Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environment Laws and promptly comply in all material respects will all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws in connection with the operations of the Company, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.


                        SECTION 7.  NEGATIVE COVENANTS

          The Company hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Loan or other amount is owing to any Bank or the Administrative Agent hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Interest Coverage.  Permit the ratio of (i) Consolidated EBIT to
               -----------------
     (ii) Consolidated Interest Expense for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending on or after December 31, 1998 to be less than 2.50 to 1.00.

          (b)  Funded Debt to Capital.  Permit the ratio of (i) Funded Debt to
               ----------------------
     (ii) Total Capital at any time to be greater than 0.60 to 1.00.

          7.2  Limitation on Indebtedness.  Permit any Subsidiary to create,
               --------------------------
incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness to the Company or any other Subsidiary;

          (b)  Indebtedness of any Foreign Subsidiary;

          (c) Indebtedness for borrowed money of any Domestic Subsidiary, provided that the aggregate amount of all such Indebtedness (other than Indebtedness permitted by clause (a) or (d) of this subsection 7.2) of all such Domestic Subsidiaries shall not exceed $200,000,000 at any one time outstanding; and

          (d) Indebtedness of a corporation which becomes a Domestic Subsidiary after the date hereof, provided that (i) such Indebtedness was incurred by such corporation prior to the time such corporation became a Domestic Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Company or any Subsidiary no Default or Event of Default shall have occurred and be continuing.

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

          (f) Liens on the Capital Stock or assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by subsection 7.2(b);

          (g) Liens securing Indebtedness of any Domestic Subsidiary permitted by subsection 7.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such property;

          (h) Liens on the property or assets of a corporation which becomes a Domestic Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(d), provided that (i) such Liens existed at the time such corporation became a Domestic Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Domestic Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

          (i) Liens on assets of the Company and its Domestic Subsidiaries in existence on the Effective Date listed in Schedule IV, securing Indebtedness described therein, provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

          (j) Liens on any Capital Stock which is not Voting Stock, and on not more than 20% of the Voting Stock, of any Foreign Subsidiary securing Indebtedness of the Company or any Foreign Subsidiary in an aggregate amount at any one time outstanding for the Company and all Foreign Subsidiaries not to exceed 35% of Consolidated Net Worth (calculated as of the last day of the then most recently ended fiscal period for which financial statements shall have been delivered pursuant to subsection 4.1 or 6.1); and

          (k) Liens not otherwise permitted by this subsection 7.3 securing obligations in an aggregate amount at any time outstanding not to exceed 5% of Consolidated Net Worth (calculated as of the last day of the then most recently ended fiscal period for which financial statements shall have been delivered pursuant to subsection 4.1 or 6.1).

          7.4  Limitations on Fundamental Changes.  Enter into any merger,
               ----------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary of the Company;

          (c) any Subsidiary the then aggregate book value of the assets of which is less than $25,000,000 may do or undergo any of the fundamental changes subject to this subsection 7.4; and

          (d) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets in connection with an investment in a joint venture permitted by subsection 7.5(c).

          7.5  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) extensions of trade credit in the ordinary course of business (whether or not extended by the vendor of the product being financed);

          (b)  investments in Cash Equivalents;

          (c) acquisitions of any business from any Person (whether pursuant to an acquisition of stock, assets, a business unit or otherwise), investments in joint ventures to conduct any business and other equity investments in other Persons, provided that no such acquisition or investment shall be permitted if (i) such business, joint venture or other Person is engaged in a business other than a business of the same general type as now conducted by the Company and its Subsidiaries or (ii) a Default or Event of Default shall have occurred and be then continuing or would occur as a result thereof;

          (d) loans to officers of the Company, provided that each such loan shall be either (i) secured by shares of Capital Stock of the Company, in which case the amount of such loan shall at no time exceed 35% of the fair market value of such shares or (ii) unsecured, in which case the aggregate amount of all such unsecured loans at any one time outstanding may in no event exceed $5,000,000;

          (e) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

          (f) investments by the Company in its Subsidiaries and investments by such Subsidiaries in the Company and in other Subsidiaries (excluding, however, investments made by the transfer of tangible or intangible assets used in the operations of the Company or any of its Subsidiaries); and

          (g) purchases by the Company of its Indebtedness and of shares of its Capital Stock.


                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Company shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Company shall fail to pay any interest, fee or other amount payable hereunder or under any Note, within five days after any such interest or fee or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and such default, if it shall relate to an incorrect representation or warranty that is capable of being remedied, shall continue unremedied for a period of 30 days; or

          (c) The Company shall default in the observance or performance of any agreement contained in Section 7; or

          (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation (provided that the principal amount of such Indebtedness or Guarantee Obligation exceeds, individually or in the aggregate, $20,000,000), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (f) (i) The Company or any of its material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate equal to or greater than $20,000,000; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $20,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any Person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of such number of shares of the outstanding classes of Capital Stock as have more than 30% of the aggregate voting power for the election of directors of the Company, or (B) shall obtain the power (whether or not exercised) to elect a majority of the Company's directors or (ii) the Board of Directors of the Company shall not consist of a majority of the then Continuing Directors; or

          (j) The Acquisition shall not have been consummated, within 30 days of the initial borrowing hereunder, for an aggregate purchase price (including the assumption of indebtedness) not exceeding DKR 4.5 billion pursuant to the Acquisition Agreement, with no material provision thereof having been waived, amended, supplemented or otherwise modified in any material respect without the consent of the Administrative Agent; or

          (k) (i) Any material governmental or material third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Acquisition, shall not have been obtained and be in full force and effect within 30 days of the initial borrowing hereunder, or
     (ii) any applicable waiting period shall not have expired within 30 days of the initial borrowing hereunder without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Acquisition; provided
                                                                      --------
     that failure to obtain a governmental approval or for a waiting period to expire shall not be an Event of Default if and so long as the Borrower shall be attempting in good faith to obtain such approval or if the Administrative Agent shall have agreed that failure to obtain such approval or failure of such waiting period so to expire shall not constitute an Event of Default;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts payable under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (x) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate and (y) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts payable under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.



                             SECTION 9.  THE AGENT

          9.1  Appointment.  Each Bank hereby irrevocably designates and
               -----------
appoints CIBC-NYA as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes CIBC-NYA, as the administrative agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any Note or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

          9.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Loans.

          9.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Company referring to this

Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          9.6  Non-Reliance on Administrative Agent and Other Banks-.  Each Bank
               -----------------------------------------------------
expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7  Indemnification.  The Banks agree to indemnify the Administrative
               ---------------
Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts which their Commitments (or, after the Commitments shall have been terminated, Loans), as the case may be, bear to the amount of the aggregate Commitments (or, after the Commitments shall have been terminated, Loans) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (whether before or after payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no such Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          9.8  Administrative Agent in Its Individual Capacity.  The
               -----------------------------------------------
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

          9.9  Successor Administrative Agent.  The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 10 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be approved by the Company, whereupon such resignation shall become effective and such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                          SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers.  Neither this Agreement, any Note, nor
               ----------------------
any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Loan or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce or extend the time of payment of any fee payable to any Bank hereunder, or change (except as provided for by subsection 3.2) the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks, or
(c) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or if deposited in the mail, postage prepaid, and addressed as follows in the case of the Company and the Administrative Agent, and as set forth in Schedule V in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or if sent by telecopy, when received:

The Company:          York International Corporation
                      631 South Richland Avenue
                      York, Pennsylvania 17403
                      Attention:  Treasurer
                      Telecopy:  (717) 771-6843

                      with a copy to (but only in the case of a notice of default, acceleration or termination of the Commitments pursuant to Section 8):

                      Miles & Stockbridge P.C.
                      10 Light Street
                      Baltimore, Maryland  21202
                      Attention: J.W. Thompson Webb
                      Telecopy:  (410) 385-3700

The Administrative
 Agent:               Canadian Imperial Bank of Commerce,
                      New York Agency
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention: Syndications Department
                      Telecopy: (212) 856-3763.

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans.

          10.5  Payment of Expenses and Taxes.  The Company agrees (a) to pay or
                -----------------------------
reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and to the several Banks (including, without limitation, the allocated costs of in-house counsel), and
(c) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents (all the foregoing specified in this clause (d), collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to the Administrative Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Bank,
(ii) legal proceedings commenced against the Administrative Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Administrative Agent or any such Bank by any other Bank or by any Transferee (as defined in subsection 10.6). The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations; Purchasing Banks.
                --------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents; provided, however, that no Participant shall have any right to approve any amendment or waiver of any provision of this Agreement or any other Loan Document except to the extent it would reduce the principal of or interest on any advance hereunder or any fees payable hereunder or postpone any date fixed for any payment hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in subsection 10.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 3.11, 3.12, 3.13 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Company and the Administrative Agent (neither of which consents shall be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit D, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that any such sale (other than a sale to a Bank or an affiliate of a Bank) shall be at least equal to $10,000,000 (except in the case of an assignment of all of a Bank's interests under this Agreement or as otherwise agreed by the Company and the Administrative Agent); and provided, further, that, without the consent of the Company and the Administrative Agent, the aggregate amount of any sales pursuant to this paragraph by any Bank that is a party to this Agreement on the date hereof may not exceed 50% of the aggregate amount of its Commitment set forth on Schedule I (it being agreed that, for purposes of this proviso, sales by any Bank to any affiliate thereof shall be disregarded except that any subsequent sales by such affiliate shall be deemed to have been made by such Bank) and, provided, further, that any sale by any Bank of all or any part of its Commitment need not be made ratably among such Commitments in accordance with the respective amounts of such Commitments, if any, held by such Bank immediately prior to such sale. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment and/or Loans as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including the Schedules hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages and amounts of affected Commitments arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes.

          (d) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Commitments and Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Commitment Transfer Supplement, and thereupon one or more new Notes shall be issued to the designated Purchasing Bank and, if applicable, the transferor Bank. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

          (f) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its Affiliates which has been delivered to such Bank by or on behalf of the Company or the Administrative Agent pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company or the Administrative Agent in connection with such Bank's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          (h) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide the Company all or any part of any Loan that such Granting Bank is obligated to make to the Company pursuant to this Agreement; provided that (i) nothing
                                                     --------
     herein shall constitute a commitment by any SPC to make any Loan or, except as provided in the succeeding sentence, affect in any way the Commitment of the Granting Bank, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. In the event that an SPC provides all or any part of any Loan, the Company and the Administrative Agent shall continue to deal solely and directly with the Granting Bank, including, without limitation, with respect to the giving of notices and the delivery of financial statements, certificates and other documents (including pursuant to Section
     5) and information. Each party hereto hereby agrees that no SPC shall (i) be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank),
     (ii) have any voting rights under subsection 10.1 or Section 8 or with respect to any other matter under this Agreement to which the Banks are entitled to give their consent (all of which voting rights shall remain with the Granting Bank) or (iii) be entitled to receive any greater amount pursuant to subsection 3.11, 3.12, 3.13 or 10.5 than the Granting Bank would have been entitled to receive in respect of the amount of any Loan provided by the SPC if the Granting Bank had in fact made such Loan. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.6, any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection may not be amended without the written consent of each SPC.

          10.7  Adjustments; Set-off-.
                ---------------------

          (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right (subject to the provisions of paragraph
     (a) above), without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Company. Each

     Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          10.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Company, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
                -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers.  The Company hereby
                -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgements.  The Company hereby acknowledges that:
                 ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes;

          (b) neither the Administrative Agent nor any Bank has any fiduciary relationship to the Company, and the relationship between the Administrative Agent and the Banks, on one hand, and the Company, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Banks or among the Company and the Banks.

          10.14  WAIVERS OF JURY TRIAL.  THE COMPANY, THE AGENT AND THE BANKS
                 ---------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                         YORK INTERNATIONAL CORPORATION


                         By:_______________________________
                           Title:  Treasurer


                         CANADIAN IMPERIAL BANK OF COMMERCE,
                          NEW YORK AGENCY, as Administrative Agent


                         By:________________________________
                           Title:  Authorized Signatory


                         BANK OF AMERICA NT & SA, as Syndication Agent
                          and as a Bank


                         By:________________________________
                           Title:


                         CITIBANK,  N.A., as Documentation Agent
                          and as a Bank


                         By:________________________________
                           Title:


                         CIBC, INC., as a Bank


                         By:_________________________________
                           Title:

                         BANCA COMMERCIALE ITALIANA - NEW
                          YORK BRANCH


                         By:________________________________
                           Title:

                         BANKBOSTON, N.A.


                         By:________________________________
                           Title:


                         BANK OF TOKYO - MITSUBISHI
                          TRUST COMPANY


                         By:________________________________
                           Title:


                         BG BANK A/S


                         By:________________________________
                           Title:


                         COMMERZBANK AKTIENGESELLSCHAFT,
                           NEW YORK AND GRAND CAYMAN BRANCHES


                         By:________________________________
                           Title:


                         By:________________________________
                           Title:


                         CREDIT LYONNAIS NEW YORK BRANCH

                         By:_____________________________
                           Title:

                         CREDIT SUISSE FIRST BOSTON


                         By:_____________________________
                           Title:


                         By:_____________________________
                           Title:


                         DEN DANSKE BANK AKTIESELSKAB,
                          CAYMAN ISLANDS BRANCH


                         By:____________________________
                           Title:


                         FIRST UNION NATIONAL BANK


                         By:____________________________
                           Title:


                         HSBC BANK USA


                         By:____________________________
                           Title:


                         ING BANK NV

                         By:____________________________
                           Title:

                         MORGAN GUARANTY TRUST COMPANY OF
                          NEW YORK

                         By:____________________________
                           Title:



                         NATIONAL WESTMINSTER BANK PLC


                         By:____________________________
                           Title:


                         NATIONSBANK OF NORTH CAROLINA, N.A.


                         By:____________________________
                           Title:


                         PNC BANK, NATIONAL ASSOCIATION


                         By:____________________________
                           Title:


                         BANK OF NOVA SCOTIA


                         By:____________________________
                           Title:


                         THE CHASE MANHATTAN BANK


                         By:____________________________
                           Title:

                         FMB BANK

                         By:____________________________
                           Title:

                         UNIBANK A/S

                         By:____________________________
                           Title:


                        By:____________________________
                           Title: